Exhibit 10.1

              AMENDED CONSULTING SERVICES AGREEMENT
             ---------------------------------------

     This Consulting Services Agreement ("Agreement") is made and entered as of the 19th day of November, 2004 by and among Diya Systems, Inc. (hereinafter referred to collectively as "Consultant"), and GK Intelligent Systems, Inc., a Delaware corporation ("Client").

     This Agreement supersedes and takes precedence over a previous agreement between GK Intelligent Systems and Sunil Nariani dated July 15th, 2004.

     The intent of this Amended Agreement is to acknowledge a change in the consulting relationship between Consultant and Client to reflect Client's recent incorporation.

                      Preliminary Statement
                      ---------------------

     Client desires to be assured of the association and services of Consultant in order to avail itself of Consultant experience, skills, abilities, knowledge and background to facilitate long-range strategic planning and to advise Client in business and/or financial matters and desire to retain Consultant on the terms and conditions set forth herein. Consultant agrees to be retained by the Client on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Engagement. Client hereby engages the services Consultant on a non-exclusive basis, and Consultant hereby accept the engagement to become Consultant to Client to render advices, consultation, information and services to the directors and/or officers of Client regarding general business matters including, but not limited to:

          A. Mergers and acquisitions, due diligence studies, and reorganizations:
          B.  Temporary and Permanent Staffing Industry, and
          C. Information Technology industry trends and potential benefits that could arise in Client's adoption of certain IT systems and or procedures and

It is expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of the Client in any manner.

     2. Term. The term ("Term") of this Agreement shall commence on the date hereof and continue for one (1) year.

     3.  Compensation and Fees.   As consideration for Consultant entering
into this Agreement, Client and Consultant shall agree to the following:

     Client shall take the five day average closing price for their common stock immediately prior to the first day of this Agreement and divide that number into $84,000. The result of this computation ("Maximum Yearly Shares") is the maximum number of shares that Client would issue to Consultant over the Term of this Agreement. The Maximum Yearly Shares would be issued to Consultant each month in increments of 1/12th of the Maximum Yearly Shares ("Monthly Share Maximum") before the tenth of each month. However, to the extent that a planned issuance of the Monthly Share Maximum, when multiplied by Client's closing price for its stock on the last trading day of the preceding month, yields a dollar value in excess of $20,000, then the planned Monthly Share Maximum number of shares shall be reduced to a number of shares which when multiplied by the closing price of Client's common stock on the last trading day of the preceding month equals $20,000. The Monthly Shares are to be registered with the Securities and Exchange Commission using Form S-8 or similar filing.

     If for any reason Client terminates this Agreement, Client shall immediately determine the sum ("Deficit"), if any, that remains to be paid to Consultant against the original commitment of $84,000 and divide the Deficit by the average closing bid price for the last five days of trading for the pervious month. The resulting number of shares (the "Deficit Shares") shall be registered with the Securities and Exchange Commission using Form S-8 or similar filing and issued to Consultant within ten (10) days of the date the Consultant was terminated. The Deficit Shares, when issued to Consultant, shall be duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens or encumbrances.

     4. Exclusivity: Performance: Confidentiality. The Services of Consultant hereunder shall not be exclusive, and Consultant and their agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

     5. Indemnification. The Client agrees to indemnify and hold harmless Consultant against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by Client or any of its agents, employees or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

     6. Expenses. Client shall reimburse Consultant for reasonable expenses incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges): provided, however, that Consultant has received prior written approval from the Client before an expense was incurred for each expense that Consultant wishes to have reimbursed by Client. Such reimbursement shall be payable within seven (7) days after Client's receipt of Consultant's invoice for same.

     7. Independent Contractor. In his performance hereunder, Consultant and his agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to Consultant with respect to compensation paid to an employee. It is further understood and agreed that Consultant's compensation under this Agreement is not for any capital raising or stock promotion or support.

     8. Arbitration and Fees. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with the arbitration rules of the American Arbitration Association in Houston, Texas. Any decision issued there from shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum for attorneys' fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including reasonable attorneys' fees whether or not court action is required for enforcement.

     9.  Miscellaneous.   No waiver of any of the provisions of this Agreement
shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations.
There are no third party beneficiaries of this Agreement. The terms of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to its laws of conflicts.



                     (Signature Page Follows)


     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.


"CLIENT"

Signature:   /s/ Gary F. Kimmons
             ----------------------------------
             Gary F. Kimmons, President and CEO

Company:     GK Intelligent Systems, Inc.



"CONSULTANT"

Signature:   /s/ Sunil Nariani
             -----------------------------------
             Diya Systems, Inc.